UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the Bayport Distribution Center

On December 4, 2014, IPT Acquisitions LLC, a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into a Real Estate Contract (the “Agreement”) with Carson Bayport I LP (the “Seller”) to acquire a 100% fee interest in two industrial buildings located in the Houston market totaling approximately 564,000 square feet on 24.5 acres (the “Bayport Distribution Center”). The Seller is not affiliated with the Company or its affiliates. The buildings are 76% leased to two customers with a weighted-average remaining lease term (based on square feet) of 6.5 years. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by the Company, through one or more wholly-owned subsidiaries. In general, the customers will be responsible for paying directly or reimbursing the landlord for the customers’ pro-rata share of the real estate taxes, insurance, and repair and maintenance costs of its respective property.

The total purchase price is expected to be approximately $39.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the execution of the Agreement, the Company deposited $3.0 million into an escrow account. Pursuant to the terms of the Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), the Company expects to pay an acquisition fee to the Advisor equal to 2.0% of the purchase price of this transaction. The Company plans to fund this acquisition using proceeds from the Company’s public offering and borrowings from the Company’s corporate line of credit.

The acquisition of the Bayport Distribution Center is expected to close during the first quarter of 2015. There is no assurance that the Company will be able to purchase the Bayport Distribution Center on the terms set forth herein. The consummation of the acquisition is subject to various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Bayport Distribution Center) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete an acquisition under contract, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 10, 2014	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer